[LOGO OF ERC LIFE
REINSURANCE CORPORATION](R)  ERC LIFE REINSURANCE CORPORATION
--------------------------------------------------------------------------------
                5200 Metcalf o P.O. Box 29175 o Overland Park, Kansas 66201-9175
                                         (913)676-5200 o Facsimile (913)676-6216

                                                   A GE Capital Services Company

                                 AMENDMENT NO. 4
                                 ----------------

The Facultative YRT Reinsurance Agreement (No. FYN-SA 0024) of January 1, 1992, between ERC LIFE REINSURANCE CORPORATION of Overland Park, Kansas and CENTURY LIFE OF AMERICA of Waverly, Iowa, is hereby amended as follows:

In order to reflect the CEDING COMPANY'S December 31, 1996 name change from CENTURY LIFE OF AMERICA to CUNA MUTUAL LIFE INSURANCE COMPANY, effective upon the same date the former company is deleted and the latter company is substituted therefor.

In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.

CUNA MUTUAL LIFE INSURANCE                    ERC LIFE REINSURANCE
         COMPANY                                  CORPORATION

By: /s/ Robert M. Buckingham             By: /s/ Donald Will
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Title:   Vice President                  Title:     Asst. VP
      -------------------------------          ---------------------------------

Date:      11/12/96                      Date:     11/6/96
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By: /s/ Becky Winkey                     By: /s/ J. C. Bruhn
   ----------------------------------       ------------------------------------

Title:   Valuation Mgr                   Title:     AVP
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Date:      11/13/96                      Date:     11/6/96
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